EXHIBIT 24.1

                                MELLON BANK, N.A.

                                POWER OF ATTORNEY

         Each of the undersigned persons, in his or her capacity as an officer or director, or both, of Mellon Bank, N.A. (the "Bank"), hereby appoints Carl Krasik and Ann M. Sawchuck, and each of them, with full power of substitution and resubsitution and with full power in each to act without the other, his or her attorney-in-fact and agent for the following purposes:
         1. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Bank, a Registration Statement on Form S-3 and any amendments and post-effective amendments thereto (collectively, the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of asset backed certificates (the "Certificates") representing undivided interests in a trust, the property of which includes, among other things, insurance premium receivables;

         2.       To file or cause to be filed such Registration
                  Statement with the Securities and Exchange Commission;

         3. To take all such other action as any such attorney-in-fact, on his or her substitute, may deem necessary or desirable in order to effect and maintain the registration of the Certificates; and

         4. To sign for him or her, in his or her name and in his or her capacity as an officer or director, or both, of the Bank, all such documents and instruments as any such attorney-in-fact, or his or her substitute, may deem necessary or advisable in connection with the registration, qualification or exemption of the Certificates under the securities laws of any state or other jurisdiction.

         This power of attorney shall be effective as of August 20, 1996 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Bank.
Ow

/S/ DWIGHT L. ALLISON, JR.                             /S/ ANDREW W. MATHIESON
Dwight L. Allison, Jr.                                   Andrew W. Mathieson


/S/ BURTON C. BORGELT                                    /S/ EDWARD J. MCANIFF
Burton C. Borgelt                                        Edward J. McAniff


/S/ CAROL R. BROWN                                        /S/ ROBERT MEHRABIAN
Carol R. Brown                                            Robert Mehrabian


/S/ FRANK V. COHOUET                                 /S/ SEWARD PROSSER MELLON
Frank V. Cohouet                                         Seward Prosser Mellon


/S/ J.W. CONNOLLY                                         /S/ DAVID S. SHAPIRA
J.W. Connolly                                               David S. Shapira


/S/ CHARLES A. CORRY                                        /S/ W. KEITH SMITH
Charles A. Corry                                             W. Keith Smith


/S/ FREDERICK FETTEROLF
C. Frederick Fetterolf                                            Howard Stein


/S/ IRA J. GUMBERG                                          /S/ JOAB L. THOMAS
Ira J. Gumberg                                                Joab L. Thomas


/S/ PEMBERTON HUTCHINSON                              /S/ WESLEY W. VON SCHACK
Pemberton Hutchinson                                     Wesley W. von Schack


/S/ ROTAN E. LEE                                          /S/ WILLIAM J. YOUNG
Rotan E. Lee                                               William J. Young